FIDELITY CAPITAL CONCEPTS LIMITED

A Nevada Corporation

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Fidelity Capital Concepts Limited (the "Company") on Form 10-KSB for the year ended September 30, 2004 as filed with the Securities and Exchange Commission (the "Report"), we, Ronald Nelson Baird, President, Chief Executive Officer, and Robert A. Morrison IV, Chief Financial Officer, certify, pursuant to 18 U.S.C. ss.ss. 1350, as adopted pursuant to ss.ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated January 5, 2005

/s/Ronald Nelson Baird

Ronald Nelson Baird,

President and Chief Executive Officer

/s/Robert A. Morrison IV

Robert A. Morrison IV,

Chief Financial Officer